UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 27, 2021 (the “Effective Date”), The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Second Amendment to Fourth Amended and Restated Credit Agreement (the “Second Amendment”), with Bank of America, N.A. (“BofA”), as Administrative Agent (the “Facility Agent”), the Guarantors (as defined therein) party thereto, and the Lenders (as defined therein) party thereto, which amends and restates that certain Fourth Amended and Restated Credit Agreement, dated as of September 26, 2018 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, Guarantor Joinder and Amendment to Certain Collateral Documents, dated as of June 3, 2019, the “Original Credit Facility”, as amended by the Second Amendment, the “Amended Credit Facility”), by and among Greenbrier, the Facility Agent, and the lending institutions party thereto from time to time.

In addition, on the Effective Date, Greenbrier Leasing Company LLC (“GLC”), a wholly-owned subsidiary of Greenbrier, entered into a First Amendment to Amended and Restated Credit Agreement (the “First Amendment”), with BofA, as Administrative Agent (the “Term Agent”), and the Lenders (as defined therein) party thereto, which amends and restates that certain Amended and Restated Credit Agreement, dated as of September 26, 2018 (the “Original Term Facility”, as amended by the First Amendment, the “Amended Term Facility”) by and among GLC, the Term Agent, and the lending institutions party thereto from time to time.

The Amended Credit Facility and the Amended Term Facility are described further below.

The Amended Credit Facility

The Amended Credit Facility continues to allow Greenbrier to borrow, on a revolving basis, up to $600.0 million based on availability under a revised borrowing base formula. As of the Effective Date, approximately $160.0 million was outstanding under the revolving credit facility.

Under the Amended Credit Facility, Greenbrier increased the term loans (“Greenbrier Term Loans”) incurred thereunder such that, as of the Effective Date, $291.89 million was outstanding under the term credit facility. The proceeds of such additional Greenbrier Term Loan borrowings funded on the Effective Date are to be used by Greenbrier for working capital and other general corporate purposes. The Greenbrier Term Loans are to be repaid in equal quarterly installments of $3,648,625 (as such installments may be adjusted from time to time in accordance with the terms of the Amended Credit Facility) each, commencing September 30, 2021, with the remaining outstanding amounts, plus accrued interest, to be paid on the maturity date provided herein.

As amended, the Amended Credit Facility matures on August 27, 2026. On such maturity date, all amounts outstanding under the Amended Credit Facility are due and payable. As amended, the term loans and revolving loans outstanding under the Amended Credit Facility bear the same variable rate of interest described in the Original Credit Facility.

As amended, the Amended Credit Facility also contains provisions permitting future amendments to the Amended Credit Facility, subject to certain terms and conditions contained therein, providing for adjustments to the Applicable Rate (as defined therein) based on environmental, social and governance key performance indicators as may be agreed between Greenbrier and the Sustainability Coordinator (as defined therein).

Amended Term Facility

The Amended Term Facility includes terms and conditions for the repayment of a $200.0 million senior secured term loan (the “GLC Term Loan”) that was previously borrowed by GLC under the Original Term Facility. Under the Amended Term Facility, the GLC Term Loan continues to be subject to a borrowing base which is based on the net book value of certain pledged railcar assets and GLC is obligated to make mandatory prepayments if the borrowing base ratio exceeds the required threshold. Under the Amended Term Facility, the GLC Term Loan is to be repaid in equal quarterly installments of $1,750,000 each, commencing September 30, 2021, with the remaining outstanding amounts, plus accrued interest, to be paid on the maturity date of August 27, 2027. GLC may continue to make voluntary prepayments of the GLC Term Loan without penalty. As amended, the Amended Term Facility provides for incremental facilities in an aggregate amount not to exceed $100.0 million subject to the terms and conditions set forth in the Amended Term Facility.

Pursuant to the Amended Term Facility, amounts under the GLC term Loan bear interest at a variable rate equal to the Applicable Rate (defined as an amended margin to be adjusted based upon a leverage based pricing grid), plus one of the same indexes described in the Original Term Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On August 30, 2021, The Greenbrier Companies, Inc. issued a press release announcing the renewal and extension of the bank facilities. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated August 30, 2021 of The Greenbrier Companies, Inc. announcing the renewal and extension of $1 billion of bank facilities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: August 30, 2021	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, Chief Compliance Officer and General Counsel